UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2017 (February 23, 2017)

Plains All American Pipeline, L.P.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 646-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02          Unregistered Sales of Equity Securities.

On February 23, 2017, Plains GP Holdings, L.P. (“PAGP”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to the issuance and sale by PAGP, and purchase by the Underwriters, of 42,000,000 Class A shares representing limited partner interests in PAGP (the “Class A Shares”).  PAGP also granted the Underwriters a 30-day option to purchase up to 6,300,000 additional Class A Shares (the “Over-Allotment Option”). On February 24, 2017, the Underwriters exercised in full their Over-Allotment Option.

Pursuant to that certain Omnibus Agreement dated as of November 15, 2016 (the “Omnibus Agreement”), by and among PAGP, PAA GP Holdings LLC, Plains AAP, L.P. (“AAP”), PAA GP LLC and Plains All American Pipeline, L.P. (the “Partnership”), PAGP has agreed, among other things, to use the net proceeds from any public or private offering and sale of Class A Shares, including the net proceeds of  the above mentioned offering, after deducting the sales agents’ commissions and offering expenses, to purchase from AAP a number of AAP Class A units equal to the number of PAGP Class A Shares sold in such offering at a price equal to the net proceeds from such offering. The Omnibus Agreement also provides that immediately following such purchase and sale, AAP will use the net proceeds it receives from such sale of AAP Class A units to PAGP to purchase from the Partnership an equivalent number of common units representing limited partner interests in the Partnership (the “Common Units”).

The PAGP offering closed on March 1, 2017. In connection with the closing of the PAGP offering and pursuant to the Omnibus Agreement, the Partnership issued 48,300,000 Common Units to AAP. The Partnership issued the Common Units in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933.

The Partnership received approximately $1.474 billion in net proceeds from the sale of Common Units to AAP. The Partnership intends to use such net proceeds to repay outstanding borrowings under its senior unsecured revolving credit facility and for general partnership purposes, including acquisitions, joint venture investments and other expansion capital expenditures. Amounts repaid under PAA’s senior unsecured revolving credit facility may be reborrowed to fund its ongoing expansion capital program, future acquisitions and investments or for general partnership purposes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

	By:	PAA GP LLC, its general partner

	By:	PLAINS AAP, L.P., its sole member

	By:	PLAINS ALL AMERICAN GP LLC, its general partner

	By:	/s/ Richard McGee
	Name:	Richard McGee
	Title:	Executive Vice President, General Counsel and Secretary

Date: March 1, 2017

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